Exhibit 99.1
INGERSOLL-RAND COMPANY LIMITED
Business Review
Fourth Quarter and Twelve Months
(In millions except percentages)

UNAUDITED

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2003	2002	2003	2002
Climate Control
Revenues	$ 752.0	$ 697.2	$ 2,648.9	$ 2,466.4
Operating income/(loss)	71.7	35.0	219.1	137.0
and as a % of revenues	9.5%	5.0%	8.3%	5.6%

Industrial Solutions
Air & Productivity Solutions
Revenues	361.2	340.6	1,363.6	1,279.0
Operating income	38.1	21.2	104.1	67.9
and as a % of revenues	10.5%	6.2%	7.6%	5.3%

Dresser-Rand
Revenues	340.0	347.4	1,333.9	1,024.4
Operating income	25.3	24.3	43.4	33.2
and as a % of revenues	7.4%	7.0%	3.3%	3.2%

Industrial Solutions
Revenues	701.2	688.0	2,697.5	2,303.4
Operating income	63.4	45.5	147.5	101.1
and as a % of revenues	9.0%	6.6%	5.5%	4.4%

Infrastructure
Revenues	780.9	662.8	2,924.8	2,651.1
Operating income	80.5	41.6	317.3	238.7
and as a % of revenues	10.3%	6.3%	10.8%	9.0%

Security & Safety
Revenues	431.8	380.6	1,605.0	1,470.1
Operating income	89.8	73.2	316.6	275.8
and as a % of revenues	20.8%	19.2%	19.7%	18.8%

Total
Revenues	$ 2,665.9	$ 2,428.6	$ 9,876.2	$ 8,891.0
Operating income	305.4	195.3	1,000.5	752.6
and as a % of revenues	11.5%	8.0%	10.1%	8.5%

Unallocated corporate expense	(40.2)	(30.4)	(130.4)	(114.0)

Consolidated operating income	$ 265.2	$ 164.9	$ 870.1	$ 638.6
and as a % of revenues	9.9%	6.8%	8.8%	7.2%

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION